EXHIBIT 99.1

Nanophase Reports Third Quarter Revenue of $2.2 Million

The Company's Financial Conference Call is Scheduled for October 27 at 11:00 a.m. EDT

ROMEOVILLE, Ill., Oct. 26, 2011 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the third quarter and nine-month period ended September 30, 2011.

Nanophase CEO and President Jess Jankowski commented, "We are pleased to have maintained momentum in the third quarter with increases in revenue and an improved bottom line when compared to the third quarter of 2010, despite the presence of broad industry headwinds. Our growth is a direct result of increased product sales into markets with little or no seasonality. This includes polishing products for the electronics industry and scratch resistant additives used in coatings for cell phones and computers to graphics for art packaging and magazine covers. Growth in non-seasonal markets will balance and support our traditionally strong personal care and exterior coatings products, which have significant seasonality as they are mainly sold in North America," added Jankowski.

Third Quarter 2011

  Revenue for the quarter was $2.2 million, an eight percent increase over the comparable 2010 quarter.

  Gross margin for the quarter was $0.4 million, or 16 percent of revenue, down slightly from last year's comparable quarter.

  The net loss for the quarter was $1.0 million, or a loss of $0.05 per share, compared to a net loss of $1.6 million, or $0.07 per share, for the comparable 2010 quarter.

  The balance sheet shows approximately $3 million in cash and cash equivalents and the Company has no debt.

Nine months ended September 30, 2011

  Revenue for the period ended September 30, 2011, was $8.0 million, an increase of seven percent over the comparable 2010 period.

  Gross margin for the nine-month period was $2.3 million, or 28 percent of revenue, compared to 29 percent for the same period in 2010.

  The net loss for the nine-month period was $2.1 million, or a loss of $0.10 per share, a 27 percent improvement compared to the net loss of $2.9 million, or $0.13 per share, for the same period of 2010.

Renegotiation of several of our once-exclusive agreements has given us the freedom to explore additional markets more aggressively. "We continue to introduce and demonstrate the benefits and strength of our technology and products through extensive direct customer contact and at industry conferences. We continue to listen to our customers and provide competitively priced, innovative products to specifically chosen markets with unmet needs.  While the economy is sluggish and many research and development departments teams are taking a 'wait and see' attitude, we are successfully moving new customer activities forward. The movement of these projects through the testing and design phases and into customer's hands is significant to our future revenue growth and breakeven strategy."

The ongoing export limitations and related price increase for rare earth materials, a classification that includes the cerium oxide used in the Company's polishing applications, is an area of increased focus for management. Recognizing that it represents a risk to polishing revenue, the Company, in partnership with its customers and suppliers is managing the problem. While the market for the Company's polishing product is currently impacted by the cost and availability of raw materials, it should be noted that this is only one component of Nanophase's business and it remains a profitable one.

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Third Quarter 2011 Conference Call

Nanophase has scheduled its quarterly conference call for October 27, 2011, at 10:00 a.m. CDT (11:00 a.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877-312-8776 (for international callers dial 408-774-4007). The conference ID is 18679133. A webcast of the call may be accessed at the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will,", "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the ability of the Company to maintain a listing on an appropriate stock exchange; and other factors described in the Company's Form 10-K filed March 22, 2011. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	September 30, 2011 (Unaudited)	December 31, 2010

Current assets:
Cash and cash equivalents	$ 3,316,440	$ 5,744,322
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 and $3,000 on September 30, 2011 and December 31, 2010, respectively	1,092,319	765,250
Other receivable	91,120	14,260
Inventories, net	1,685,023	1,825,882
Prepaid expenses and other current assets	420,209	346,926
Total current assets	6,635,111	8,726,640

Equipment and leasehold improvements, net	3,963,091	4,721,672
Other assets, net	32,941	34,799
	$ 10,631,143	$ 13,483,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	--	748
Accounts payable	549,952	918,527
Accrued expenses	459,269	1,047,509
Accrued discount liabilities	171,560	296,235
Total current liabilities	1,180,781	2,263,019

Long-term deferred rent	644,434	635,523
Asset retirement obligation	146,692	141,407
	791,126	776,930

Contingent liabilities:	--	--

Stockholders' equity:

Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 21,208,162 and 21,204,162 shares issued and outstanding on September 30, 2011 and December 31, 2010, respectively	212,082	212,042
Additional paid-in capital	92,984,042	92,674,786
Accumulated deficit	(84,536,888)	(82,443,666)
Total stockholders' equity	8,659,236	10,443,162
	$ 10,631,143	$ 13,483,111
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenue:
Product revenue, net	$ 2,164,697	$ 1,925,320	$ 7,706,487	$ 7,100,265
Other revenue	78,217	150,894	245,321	315,921
Total revenue	2,242,914	2,076,214	7,951,808	7,416,186

Operating expense:
Cost of revenue	1,894,001	1,602,438	5,699,089	5,258,246
Gross profit	348,913	473,776	2,252,719	2,157,940

Research and development expense	421,597	388,231	1,282,618	1,178,306
Selling, general and administrative expense	935,857	973,182	3,063,446	3,157,824
Agreement termination charges	--	700,000	--	700,000
Loss from operations	(1,008,541)	(1,587,637)	(2,093,345)	(2,878,190)
Interest income	591	3,580	3,929	19,844
Interest expense	(1,965)	(515)	(3,763)	(1,768)
Other, net	--	52	(43)	3,514
Loss before provision for income taxes	(1,009,915)	(1,584,520)	(2,093,222)	(2,856,600)
Provision for income taxes	--	--	--	--
Net loss	$ (1,009,915)	$ (1,584,520)	$ (2,093,222)	$ (2,856,600)

Net loss per share- basic and diluted	$ (0.05)	$ (0.07)	$ (0.10)	$ (0.13)

Weighted average number of common shares outstanding	21,207,597	21,204,162	21,205,320	21,204,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenue:
Product revenue, net	$ 2,164,697	$ 1,925,320	$ 7,706,487	$ 7,100,265
Other revenue	78,217	150,894	245,321	315,921
Total revenue	2,242,914	2,076,214	7,951,808	7,416,186

Operating expense:
Cost of revenue detail:
Depreciation	223,219	221,463	668,564	668,943
Non-Cash equity compensation	8,619	15,169	31,887	41,151
Other costs of revenue	1,662,163	1,365,806	4,998,638	4,548,152
Cost of revenue	1,894,001	1,602,438	5,699,089	5,258,246
Gross profit	348,913	473,776	2,252,719	2,157,940

Research and development expense detail:
Depreciation	36,108	35,706	108,052	125,859
Non-Cash equity compensation	22,092	28,531	70,320	75,638
Other research and development expense	363,397	323,994	1,104,246	976,809
Research and development expense	421,597	388,231	1,282,618	1,178,306

Selling, general and administrative expense detail:
Depreciation and amortization	22,116	24,615	68,591	74,148
Non-Cash equity compensation	19,677	75,038	149,311	244,790
Other selling, general and administrative expense	894,064	873,529	2,845,544	2,838,886
Selling, general and administrative expense	935,857	973,182	3,063,446	3,157,824
Agreement termination charges	--	700,000	--	700,000
Loss from operations	(1,008,541)	(1,587,637)	(2,093,345)	(2,878,190)
Interest income	591	3,580	3,929	19,844
Interest expense	(1,965)	(515)	(3,763)	(1,768)
Other, net	--	52	(43)	3,514
Loss before provision for income taxes	(1,009,915)	(1,584,520)	(2,093,222)	(2,856,600)
Provision for income taxes	--	--	--	--
Net loss	$ (1,009,915)	$ (1,584,520)	$ (2,093,222)	$ (2,856,600)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,374	(3,065)	(166)	(18,076)
Addback Depreciation/Amortization	281,443	281,784	845,207	868,950
Addback Non-Cash Equity Compensation	50,388	118,738	251,518	361,579

Adjusted EBITDA	$ (676,710)	$ (1,187,063)	$ (996,663)	$ (1,644,147)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708